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                                                                    EXHIBIT 10.8

                                       Global Private Client Group

                                       Merrill Lynch Business Financial Services
                                       Inc.
                                       15 Exchange Place, 4th Floor
                                       Jersey City, NJ 07302-3914
[MERRILL LYNCH LETTERHEAD]             (201) 593-7908 Direct
                                       (201) 593-7870 Fax

                                       Brian Talty
                                       Vice President -- Sr. Underwriter
                                       Brian_Talty@ml.com

August 26, 2004

Collegiate Pacific Inc.
13950 Seniac Dr., Suite 100
Dallas, TX 75234
Attn: Mr. Bill Estill

         RE: AMENDMENT TO LOAN DOCUMENTS

Dear Mr. Estill:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Collegiate Pacific Inc. ("Customer") with respect to: (i) that certain WCMA LOAN AND SECURITY AGREEMENT NO. 586-07067 between MLBFS and Customer (including any previous amendments and extensions thereof, the "Loan Agreement"), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

AMENDMENTS

Subject to the terms hereof, effective as of the "Effective Date" (as defined below), the Loan Documents are hereby amended as follows:

(a) Section 3.3 (i) of the Loan Agreement shall be amended by modifying the third sentence therein as follows:

         "For purposes hereof, `Leverage Ratio' shall mean the ratio of Customer's and Business Guarantors' aggregate total liabilities (expressly excluding any unused availability under the WCMA Line of Credit) to Customer's and Business Guarantors' aggregate Tangible Net Worth."

(b) Section 3.3(m) of the Loan Agreement shall be amended by modifying the second sentence therein as follows:

         "For purposes hereof, on and after June 30, 2004. "Total Debt to EBITDA Ratio" shall mean the ratio of (a) all debt for borrowed money, including all debt to MLBFS, but excluding any unused availability under the WCMA Line of Credit to (b) income before interest (including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other non-cash charges; all as determined on a trailing 12-month basis as set forth in Customer's and Business Gurantors' regular quarterly financial statements prepared in accordance to GAAP."

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Collegiate Pacific Inc.
August 26, 2004
Page No. 2

(c) Customer and Business Guarantors acknowledge the addition of Dixie Sporting Goods Co., Inc. ("Dixie") as a Guarantor under the Loan Documents and that all references to Business Guarantor in the Loan Documents, including without limitation, determination of compliance with all financial covenants and delivery of all financial statement monitoring requirements, shall include Dixie together with all other Business Guarantors.

SPECIFIC REPRESENTATIONS AND WARRANTIES

Pursuant to the requirements of Section 5(f) of that certain Consent Agreement dated July 22, 2004 by and between Customer and MLBFS ("Consent Agreement"), Customer represents and warrants to MLBFS that after giving effect to the Customer's acquisition of Dixie and the clarifications set forth in sections (a) and (b) above, Customer and all Business Guarantors (including Dixie) are in compliance with Section 3.3(h), Section 3.3(i) and Section 3.3(m) of the Loan Agreement.

CONSENT AGREEMENT REQUIREMENTS

Pursuant to Section 5(e) of the Consent Agreement, Customer was to have delivered to MLBFS certain financial statements (the "Pro Forma Financials") within 30 days of the effective date of the Consent Agreement. At Customer's request, MLBFS is hereby extending the delivery date of the Pro Forma Financials for sixty (60) days from the date of this Letter Agreement.

OTHER

Except as expressly amended hereby, the Loan Documents that shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Business Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Business Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that after giving effect to the clarifications set forth in sections (a) and (b) above, (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Business Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Business Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Business Guarantor shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof.
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Collegiate Pacific Inc.
August 26, 2004
Page No. 3


Notwithstanding the foregoing, if Customer and the Business Guarantors do not execute and return the duplicate copy of this Letter Agreement within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By: /s/ BRIAN TALTY
   ---------------------------------------
     Brian Talty
     Vice President


Accepted:

COLLEGIATE PACIFIC INC.

By: /s/ WILLIAM R. ESTILL
   ---------------------------------------
     William R. Estill,
     Chief Financial Officer

Approved:

KESSLERS TEAM SPORTS, INC.

By: /s/ WILLIAM R. ESTILL
   ---------------------------------------
     William R. Estill,
     Chief Financial Officer


TOMARK SPORTS, INC.

By: /s/ WILLIAM R. ESTILL
   ---------------------------------------
     William R. Estill,
     Chief Financial Officer


DIXIE SPORTING GOODS CO., INC.

By: /s/ WILLIAM R. ESTILL
   ---------------------------------------
     William R. Estill,
     Chief Financial Officer